Exhibit 10.11

Jensyn Acquisition Corp.

800 West Main Street, Suite 204

Freehold, New Jersey 07728

June 11, 2015

Corinthian Partners, LLC.

10 East 53rd Street, 28th Floor

New York, New York 10022

Attention: Demetrios Mallios

Gentlemen:

This letter sets forth the terms and conditions of the engagement (the “Engagement”) of Corinthian Partners, LLC (the “Banker”) by Jensyn Acquisition Corp.(the “Company”) to act as placement agent in connection with the private placement (the “Private Placement”) of up to $2,750,000 of (A) private units (“Units”) comprised of (i) one (1) share of common stock, (ii) one right to receive one-tenth (1/10) of a share of common stock upon consummation of the Company’s initial business combination and (iii) a warrant to purchase one-half share of common stock and (B) $15 Exercise Price Sponsor Warrants (collectively, the Securities) with Jensyn Capital, LLC (“Jensyn Capital”) and provide the other services described herein.

Services

The Banker’s services will include assisting management with structuring the Private Placement and strategic planning process including an analysis of markets, financial models, organizational structure and capital requirements. The Banker will provide such other services in connection with the Private Placement as the Company and the Banker may agree from time to time.

The Banker will use its best efforts in performing its obligations hereunder.

Engagement Terms

The Banker’s compensation from the Company will consist of a financing fee paid in cash at each closing of the Private Placement equal to ten percent (10%) of the gross proceeds of the Private Placement purchased by Jensyn Capital at that closing.

In addition to any fees payable to the Banker pursuant to this Engagement, and contingent upon a closing of the Private Placement, the Company will pay to the Banker at each closing of the Private Placement a non-accountable expense allowance in an amount equal to three percent (3%) of the gross proceeds of the Private Placement purchased at that closing by Jensyn Capital.

Confidentiality

Except as contemplated by the terms hereof or as required by applicable law, the Banker shall keep confidential all nonpublic information provided to it by the Company, and shall not disclose such information to any third party without the prior consent of the Company, other than to such of its partners, officers, directors, agents, and employees as the Banker determines to have a need to know such information and who are bound by written agreements to maintain the confidentiality of such information on substantially identical terms to those provided herein. Moreover, the Banker will not use any confidential information for purposes other than those contemplated hereunder.

Banker’s Additional Obligations

The Banker represents, warrants and covenants that:

(a)	The Banker will not offer, offer to sell or sell any Securities on the basis of any written communications or documents relating to the Company or its business other than written materials furnished by the Company or previously approved by the Company in writing (the “Offering Materials”). No communications (whether oral or written) or documents relating to the Company or its business made or delivered by the Banker will be inconsistent with the Offering Materials. The Banker will not utilize the Company’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on a confidential basis on March 13, 2015 (the “Registration Statement”) or any amendment thereto or portion thereof, to offer the Securities.

(b)	The Banker is duly licensed and registered as a broker-dealer under, and in compliance with, the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder, and the securities laws in effect in any state or other jurisdiction in which Securities are offered by the Banker and the rules, regulations and orders of any securities administrator existing or adopted thereunder.

(c)	The Banker shall cooperate fully with the Company and its counsel with respect to compliance with all applicable federal, state and foreign securities and “blue sky” laws applicable to the offer and sale of Securities.

Indemnification

The Company agrees to indemnify and hold harmless the Banker, and its affiliates and the respective directors, officers, controlling persons, if any, agents and employees of Banker or any of its affiliates, from and against any claims, liabilities, losses, damages, proceedings or actions (whether pending or threatened) related to or arising out of the Engagement or Banker’s role in connection therewith, and will reimburse Banker and any such parties for all reasonable costs and expenses, including counsel fees, as they are incurred in connection with investigating, preparing for and defending any such claim, proceeding or action (whether pending or threatened). The Company will not, however, be responsible for any claims, liabilities, losses, damages or expenses which are finally judicially determined to have resulted primarily from Banker’s gross negligence or intentional or reckless misconduct or breach of this agreement.

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Banker agrees to indemnify and hold harmless the Company and its affiliates and the respective directors, officers, controlling persons, if any, agents and employees of the Company or any of its affiliates from and against any claims, liabilities, losses, damages, proceedings or actions (whether pending or threatened) related to or arising out of the breach by Banker of its representations, warranties or agreements set forth in this Engagement letter or the exercise by a person of any right under the Securities Act of 1933 or the Securities Exchange Act of 1934 or the securities or “blue sky” laws of any state on account of violations by Banker of its representations, warranties or agreements set forth in this Engagement letter.

In any case in which it is finally judicially determined that indemnification or reimbursement, as set forth in the paragraphs above, may not be enforced or is otherwise unavailable, then the Company and Banker agree to contribute to the aggregate claims, liabilities, losses, damages or expenses which may be incurred in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and Banker on the other, from the transactions provided for in this Engagement letter. Such relative benefits shall be determined by reference to the total value of the proposed transaction in relation to the fee received or that would be received in the transaction was consummated by Banker.

In case any action shall be brought against any person entitled to indemnity hereunder (an “Indemnified Person”), such Indemnified Person shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, to assume the defense thereof, with counsel satisfactory to such Indemnified Person, and after notice from the indemnifying party to such Indemnified Person of its election so to assume the defense thereof, the indemnifying party shall not be liable to such Indemnified Person for any legal or other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof other than reasonable costs of any investigation; provided, however, that if the named parties to any such action include both the Indemnified Person on the one hand and the indemnifying party on the other hand, and the Indemnified Person shall have reasonably concluded that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, the Indemnified Person shall have the right to select separate counsel to assume such defense on behalf of the Indemnified Person; provided, further, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys in any point in time for the Indemnified Person and all persons controlling, controlled by or otherwise affiliated with the Indemnified Person. The indemnifying party shall not be liable for any settlement of any such action or proceeding effected without its written consent.

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Notwithstanding any provision herein to the contrary, no person adjudged guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act of 1933) by a court of competent jurisdiction shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this subparagraph, notify such party or parties from whom contribution may be sought; and the omission so to notify such party or parties will relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this paragraph as to the particular item for which contribution is then being sought but not from any other liability which it may have to any person entitled to contribution. The Company’s indemnity obligations shall survive any termination of this Agreement.

Duration of Engagement

The period of this Engagement will extend from the date hereof until terminated. The Company may terminate this Engagement (i) at any time upon not less than five days’ prior written notice; and (ii) immediately upon written notice to the Banker, if the Company has terminated the Private Placement; provided, however, the Company will remain obligated to pay the Banker the fees described above should a private placement with Jensyn Capital occur within one year of termination.

Miscellaneous

The Banker acknowledges and agrees that the Banker shall not participate as an underwriter in connection with the Company’s proposed offering of units pursuant to the Registration Statement.

The Company and the Banker agree that this Engagement letter will be governed by and construed in accordance with the laws of the State of New York and will be binding upon, inure to the benefit of and be enforceable by the parties or their respective successors. This letter constitutes the entire agreement of the parties with respect to the subject matter hereof.

If you agree to the terms of this letter of Engagement, please sign and date the enclosed copies of this letter. One set of signed originals should be returned to the Company and the other retained for your files.

Very truly yours,

Jensyn Acquisition Corp.

By:	/s/Jeffrey J. Raymond
Jeffrey J. Raymond
President

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Agreed and Accepted as of
the date set forth above by:

Corinthian Partners, LLC

By:	/s/ Demetrious Mallios
Demetrios Mallios
Head of Investing Banking

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